UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (earliest reported date): February 15, 2024

YouneeqAI Technical Services, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-271798	47-3905532
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2700 Youngfield St., Suite 280

Lakewood, CO 80215

(Address of Principal Executive Offices) (Zip Code)

250-216-4275

Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

Management General Services Agreements

On March 1, 2024, the Company entered into a General Service Agreement with its Chief Executive Officer, Murray Galbraith. The General Service Agreement has a term of 3 years, expiring on February 27, 2027. Starting March 1, 2024, Mr. Galbraith is to receive a monthly gross fee of $7,500 and is eligible at the determination of the Board of Directors to receive stock options under the Company’s 2024 Equity Incentive Plan. A compensation review is to be performed by the Board of Directors in October 2024 and thereafter annually, a month after year end. Mr. Galbraith, after the successful uplisting of the Company’s publicly common stock from the OTC Pink Sheets to the OTC QB and the completion of a public offering of $10 Million or greater, will receive a one-time signing bonus of $50,000.

On March 1, 2024, the Company entered into a General Service Agreement with Calderan Ventures, Ltd, (“Calderan Ventures”) an entity owned by our director, James D. Romano. The General Service Agreement has a term of 3 years, expiring on February 27, 2027. Starting March 1, 2024, Calderan Ventures is to receive a monthly gross fee of $7,500 and is eligible at the determination of the Board of Directors to receive stock options under the Company’s 2024 Equity Incentive Plan. A compensation review is to be performed by the Board of Directors in October 2024 and thereafter annually, a month after year end. Calderan Ventures, after the successful uplisting of the Company’s publicly common stock from the OTC Pink Sheets to the OTC QB and the completion of a public offering of $10 Million or greater, will receive a one-time signing bonus of $50,000.

Consulting Agreements

In February and March 2024, the Company entered into Consulting Agreements for services to be provided to the Company in connection with uplisting its publicly traded common stock and organizing a public financing. The Consulting Agreements provide for compensation for a total of 43,150,000 shares of its restricted common stock. The shares issued on February 15, 2024 were valued at $0.10 per share or $3,315,000 in stock compensation expenses. The shares issued in March 2024 were valued at $0.35 per share or $3,500,000 in stock compensation expenses.

Consultant	Date of Subscription Agreement	Expiration of Subscription Agreement	Cash Payment if required	Number of Shares	Market Price for Valuation
Mav DB Consulting LLC	2/15/2024	(1)	$1,000,000	11,000,000	$0.10
Ginsberg Consulting Services LLC	2/15/2024	(1)		6,400,000	$0.10
The Governance Box Inc.	2/15/2024	(1)	$200,000
Enkrateia Holding LTD	2/15/2024	(1)		500,000	$0.10
Pioneer Garage LTD	2/15/2024	(1)		3,000,000	$0.10
Carran Schneider	2/15/2024	(1)		2,250,000	$0.10
Venda Distributors Inc	2/15/2024	(1)		10,000,000	$0.10
Pioneer Garage LTD	3/14/2024	(1)		4,000,000	$0.35
Sean Webster	3/15/2024	(1)		6,000,000	$0.35
				43,150,000

(1) None - Terminated at the discretion of the consultant

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SECTION 2 – FINANCIAL INFORMATION

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See the disclosures under Item 1.01 of this Current Report on Form 8-K, incorporated herein by this reference.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

Sales of Unregistered Securities

We have sold securities without registering the securities under the Securities Act of 1933 as shown in the following summaries, including transactions occurring to the date of this filing:

Date	Amount per share	Total Investment	Number of Common Shares
March 15, 2024	$0.15	$100,000	666,667
March 15, 2024	$0.15	$50,000	333,333

Exemption From Registration Claimed

The issuance of the securities set forth herein was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering. All of the individuals and/or entities that purchased the unregistered securities were primarily existing shareholders, known to us and our management, through pre-existing business relationships, as long-standing business associates and employees. All purchasers were provided access to all material information, which they requested, and all information necessary to verify such information and were afforded access to our management in connection with their purchases. All purchasers of the unregistered securities acquired such securities for investment and not with a view toward distribution, acknowledging such intent to us. All certificates or agreements representing such securities that were issued contained restrictive legends, prohibiting further transfer of the certificates or agreements representing such securities, without such securities either being first registered or otherwise exempt from registration in any further resale or disposition.

.

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SECTION 9 - FINANCIAL STATEMENTS AND EXHIBIT

Item 9.01 Exhibits

The following exhibits are filed with this report on Form 8-K.

Exhibit Number	Exhibit
10.1	General Services Agreement – Murray Galbraith, CEO
10.2	General Services Agreement – Calderan Ventures, LTD. (James D. Romano)
10.3	Mav DB Consulting LLC Consulting Agreement
10.4	Ginsberg Consulting Services LLC Consulting Agreement
10.5	The Governance Box Inc. Consulting Agreement
10.6	Enkrateia Holding LTD Consulting Agreement
10.7	Pioneer Garage LTD Consulting Agreement
10.8	Carran Schneider Consulting Agreement
10.9	Venda Distributors Inc Consulting Agreement
10.10	Pioneer Garage LTD Consulting Agreement
10.11	Sean Webster Consulting Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

YOUNEEQAI TECHNICAL SERVICES, INC.

By:/s/ Murray Galbraith

___________________________

Murray Galbraith

Title: Chief Executive Officer

Date: April 2, 2024

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